Exhibit 1.1

StoneCo Ltd.

Class A common shares, par value US$0.000079365 per share

Underwriting Agreement

October [●], 2018

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

StoneCo Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [●] Class A common shares, par value US$0.000079365 per share of the Company (the “Class A Common Shares”) to be issued and sold by the Company (the “Company Firm Shares”), and subject to the terms and conditions stated in this Agreement, the shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”) propose to sell to the Underwriters an aggregate of, at the election of the Underwriters, up to [●] Class A Common Shares to be sold by the Selling Shareholders (the “Selling Shareholder Firm Shares” and, together with the Company Firm Shares, the “Firm Shares”) and, at the election of the Underwriters, up to an aggregate of 7,159,091 additional Class A Common Shares to be sold by the Selling Shareholders (the “Optional Shares” and, together with the Firm Shares, the “Shares”).

The Company entered into a Share Purchase Agreement, dated October 22, 2018 between the Company and [Alipay (Hong Kong) Holding Limited] (“Alipay”) with respect to the proposed issuance to Alipay of [●] Class A Common Shares (the “Private Placement”).

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form F-1 (File No. 333-227634) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing” and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission;

(iii) For the purposes of this Agreement, the “Applicable Time” is [●] [p.][a.]m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Section 5(d) Writing does not conflict with the information contained in the Registration Statement, the Pricing

Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Section 5(d) Writing, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined herein);

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(v) Neither the Company nor any of its subsidiaries has, since the date of the latest audited consolidated financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court, governmental, regulatory or arbitral action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of shares upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its or their respective obligations under this Agreement, including the issuance and/or sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(vi) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(vii) The Company has been duly organized and is validly existing and in good standing (to the extent such concept is applicable) under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus. Each of the Company’s subsidiaries has been duly organized and is validly existing and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus except where the failure to be duly organized, validly existing or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and each of its subsidiaries is duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept is applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company has been listed in the Registration Statement;

(viii) The Company has an authorized capitalization as set forth in the Pricing Prospectus under the caption “Capitalization” and all of the issued share capital of the Company, including the Shares to be sold by the Selling Shareholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Shares contained in the Pricing Disclosure Package and the Prospectus; and all of the issued share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(ix) The Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Shares contained in the Pricing Disclosure Package and the Prospectus; and the issuance and sale of the Shares is not subject to any preemptive or similar rights and will be freely transferable by the Company to or for the account of the several Underwriters and to the initial purchasers thereof, and, except as otherwise set forth in the Pricing Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of the Cayman Islands or the United States;

(x) Under the current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Shares in cash may be freely remitted out of the Cayman Islands and may be paid in, or freely converted into, U.S. dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court, governmental, regulatory or arbitral agency, authority or body in the Cayman Islands; and except as disclosed in the Pricing Prospectus, all such dividends and other distributions paid by the Company will not be subject to income, withholding or other taxes under the laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein;

(xi) The issue and sale of the Shares to be sold by the Company and the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the charter, articles of association or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, (C) any Cayman Islands, Brazilian, U.S. or other law or any statute or rule or regulation of any governmental or regulatory agency, authority or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (D) or any judgment or order of any court, or arbitral agency having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the cases of clauses (A) or (C) for those defaults, breaches, or violations that would that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court, governmental, regulatory or arbitral agency, authority or body is required for the issue of the Shares to be sold by the Company and the sale of the Shares or the execution, delivery and performance by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xii) Neither the Company nor any of its subsidiaries is (i) in violation of its charter, articles of association or by-laws (or other applicable organizational document), (ii) in violation of any Cayman Islands, Brazilian, U.S. or other law or any statute or any judgment, order, rule or regulation of any court, governmental, regulatory or arbitral agency, authority or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties or assets may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(xiii) Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no stamp or other issuance or transfer taxes or duties and no other similar taxes are payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to any Cayman Islands or Brazilian authority or to any political subdivision or taxing authority thereof in connection with the execution, delivery or performance by the Company of this Agreement;

(xiv) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Share Capital and Constitutional Documents”, insofar as they purport to constitute a summary of the terms of the Shares, and under the caption “Taxation,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xv) Other than as set forth in the Pricing Prospectus, there are no legal, governmental, regulatory or arbitral proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental, regulatory or arbitral agencies, authorities or bodies;

(xvi) The Company is not and, after giving effect to the offering and sale of the Shares as herein contemplated and the issuance and sale of Shares sold pursuant Private Placement and the application of the proceeds thereof as set forth in the Pricing Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(xvii) The Private Placement is and will be exempt from the registration requirements of the Act and securities laws of any state having jurisdiction with respect thereto, and the Company has neither taken nor will take any action that would cause the loss of such exemption. The Private Placement has been and will be conducted in compliance with all applicable laws, rules and regulations applicable to the offer and sale of securities in the jurisdictions in which the Class A Common Shares subject to the Private Placement were offered or sold and did not violate any preemptive right, resale right, right of first refusal or similar right. The Private Placement will not be integrated with the offering contemplated hereby for purposes of the Act and the rules and regulations of the Commission thereunder;

(xviii) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xix) Ernst & Young Auditores Independentes S.S., who have certified the financial statements of the Company and its subsidiaries, is an independent public accounting firm with respect to the Company within the meaning of the Act and the rules and regulations of the Commission thereunder;

(xx) The Company maintains a system of internal control over financial reporting that is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B)

transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”) and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Pricing Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated). With respect to the material weaknesses in the Company’s internal controls over financial reporting for the years ended December 31, 2017 and December 31, 2016 as disclosed in the Pricing Prospectus and the Prospectus, the Company believes it is taking all reasonably necessary measures to remediate the material weaknesses by December 31, 2018.

(xxi) Except as disclosed in the Pricing Prospectus, since the date of the latest audited consolidated financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxiii) This Agreement has been duly authorized, executed and delivered by the Company;

(xxiv) The Company has the full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the actions contemplated hereby and in the Pricing Prospectus; all action required to be taken for the due and proper authorization, execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated in this Agreement and the Pricing Prospectus has been duly and validly taken;

(xxv) This Agreement is in an acceptable legal form under the laws of the Cayman Islands and Brazil for the enforcement thereof in such jurisdiction against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands and Brazil of this Agreement, except that, Cayman Islands stamp duty would be required to be paid before the Agreement could be admitted into evidence before the courts of the Cayman Islands, and for the purpose of enforcing and admitting this Agreement executed outside Brazil into evidence before the public agencies and courts in Brazil: (A)(i) the signatures of the parties executing this Agreement outside Brazil shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been legalized by a Brazilian Consulate; (ii) this Agreement shall have been translated into the Portuguese language by a sworn translator; and (iii) this Agreement shall have been registered with the appropriate Registry of Titles and Deeds in Brazil, together with its sworn translations; or (B) if the state in which this Agreement was executed is party to the Hague Convention of October 5, 1961 Abolishing the Requirement of Legalization for Foreign Public Documents (the “Apostille Convention”), (i) an authority designated by the state in which this Agreement is executed shall have issued a certificate that authenticates the origin of this Agreement (“Apostille”) and (ii) the Apostille and this Agreement shall have been translated into the Portuguese language by a sworn translator;

(xxvi) It is not necessary under the laws of the Cayman Islands or Brazil (i) to enable the Underwriters to enforce their rights under this Agreement, to enable any holder of Shares to enforce their respective rights thereunder, provided that they are not otherwise engaged in or carrying on business in the Cayman Islands or Brazil, or (ii) solely by reason of the execution, delivery and performance of this Agreement, for any of the Underwriters or any holder of Shares of the Company to be qualified or entitled to carry out business in the Cayman Islands or Brazil;

(xxvii) None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom, any provision of the Brazilian Anticorruption Law (Federal Law No. 12,846/2013) or any other applicable anti-bribery or anti-corruption law; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws;

(xxviii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, to the extent applicable, and the anti-money laundering laws of jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules or regulations issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court, governmental, regulatory or arbitral agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxix) None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is, or is owned or controlled by one or more individuals or entities that is, (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and

including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (currently Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine) (a “Sanctioned Country”); the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and for the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(xxx) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply with the requirements for “Non-GAAP Financial Measures” under Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxxi) From the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xxxii) The Company and its subsidiaries have paid all Cayman Islands, Brazilian and any other applicable taxes and filed all tax returns required to be paid or filed through the date hereof, except for any taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with IFRS, or where the failure to pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxxiii) Subject to the qualifications, limitations, exceptions and assumptions set forth in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company believes that it was not (a) a passive foreign investment company (“PFIC”), as defined in section 1297 of the Internal Revenue Code of 1986, as amended, for the taxable year ended December 31, 2017 and does not expect to be classified as a PFIC for the taxable year ending December 31, 2018 or in the foreseeable future or (b) a controlled foreign company, as defined in section 957 of the Internal Revenue Code of 1986, as amended;

(xxxiv) The Company is a “foreign private issuer” as defined in Rule 405 under the Act (a “Foreign Private Issuer”);

(xxxv) The Company has filed a registration statement on Form 8-A (File No. 001-[●]) in respect of the registration of the Shares under the Exchange Act with the Commission; such registration statement in the form heretofore delivered to the Representatives has become effective in such form; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission;

(xxxvi) Except as disclosed in the Pricing Prospectus and the Prospectus, the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where such failure to possess such certificates, authorizations and permits would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Pricing Prospectus;

(xxxvii) (i) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all trademarks, trade names, service marks, patent rights, copyrights (including copyright in software), domain names, licenses, approvals, trade secrets, inventions, technology, software and source code, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and any other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary for the conduct of the business now operated by them; (ii) the Company and its subsidiaries have not received any notice or are not otherwise aware of any claim of infringement, misappropriation or other violation of, or conflict with, any Intellectual Property Rights of others which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; (iii) the Company and its subsidiaries’ conduct of their respective businesses does not conflict with, infringe, misappropriate or otherwise violate any Intellectual Property Rights of any person, and, to the knowledge of the Company, the Intellectual Property Rights of the Company and its subsidiaries have not been in conflict with, infringed, misappropriated or otherwise been violated by any person, except where such conflict, infringement, misappropriation or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All Intellectual Property Rights owned by the Company or its subsidiaries are owned solely by the Company or its subsidiaries, are valid and enforceable, and are owned free and clear of all liens, encumbrances, defects or other restrictions, except for such liens, encumbrances, defects or other restrictions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxxviii) The Company and its subsidiaries taken as a whole are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are ordinary and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(xxxix) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect;

(xl) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect;

(xli) The Company has implemented, and requires that its third party vendors implement, adequate policies and commercially reasonable security (a) regarding the collection, use, disclosure, retention, processing, transfer, confidentiality, integrity, and availability of personal data, and business proprietary or sensitive information, in its possession, custody, or control, or held or processed on its behalf, and (b) regarding the integrity and availability of the information technology and software applications the Company owns, operates, or outsources; the Company has not experienced any information security incident that has compromised the integrity or availability of the information technology and software applications the Company owns, operates, or outsources, that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have complied in all material respects with their respective privacy policies and other legal obligations regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its subsidiaries of personal and user information gathered or accessed in the course of their respective operations, and, to the knowledge of the Company, there has been no unauthorized access to or other misuse of such information that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xlii) (i) Neither the Company nor any of its subsidiaries is engaged in any illegal labor practice and (ii) no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, in each case, except as would not have a Material Adverse Effect;

(xliii) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares;

(xliv) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Prospectus;

(xlv) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xlvi) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources;

(xlvii) The Company has no reason to believe that the indemnification provisions set forth in Section 9 hereof contravene Cayman Islands or Brazilian law or public policy;

(xlviii) Except for the appointment of the Underwriters, as to whom the Company makes no representation, the Company has not taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xlix) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith;

(l) There are no debt securities or preferred shares issued, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(li) Neither the Company or any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares to the Underwriters;

(lii) Except as described in the Pricing Disclosure Package, the Company has not sold, issued or distributed any Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans of the Company and its subsidiaries (the “Company Share Plans”) or pursuant to outstanding options, rights or warrants;

(liii) With respect to the share options (the “Share Options”) granted pursuant to the Company Share Plans, (i) each grant of a Share Option was duly authorized no later than the date on which the grant of such Share Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (ii) each such grant was made in accordance with the terms of the Company Share Plans and all applicable laws and regulatory rules or requirements;

(liv) The courts of Brazil would recognize as a valid judgment and enforce any final monetary or non-monetary judgment obtained against the Company in the courts of the State of New York, provided that such recognition would be provided by the Brazilian Superior Court of Justice, if such judgment (i) fulfills all formalities required for its enforceability under the laws of the country where foreign judgment was granted; (ii) is issued by a court of competent jurisdiction after proper service of process was made (and, if the relevant party is located in Brazil, service of process has been made in accordance with Brazilian law) or after sufficient evidence of the party’s absence has been given (revelia), as required under applicable law; (iii) is not subject to appeal; (iv) is Apostilled by the appropriate authority of the state rendering such foreign judgment in accordance with the Apostille Convention, or is duly authenticated by the appropriate Brazilian consulate; (v) is translated into the Portuguese language by a sworn translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory; and (vi) is not contrary to Brazilian national sovereignty, public policy or public morality;

(lv) The courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained against the Company in the courts of the State of New York based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of punitive damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the rules of natural justice of the Cayman Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands;

(lvi) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under U.S. federal, New York state, Cayman Islands or Brazilian law. The irrevocable and unconditional waiver and agreement of the Company contained in Section 18 not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Cayman Islands and Brazil;

(lvii) The choice of law of the State of New York as the governing law of this Agreement which has been made in good faith is a valid choice of law under the laws of the Cayman Islands and Brazil and will be recognized and given effect by the courts of the Cayman Islands and Brazil, except for: (a) in the case of the Cayman Islands, those laws (i) which such court considers to be procedural in nature; (ii) which are revenue or penal laws; or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands; and (b), in the case of Brazil, the choice of law will only be honored provided that (i) the contractual language makes it clear that the New York courts have exclusive jurisdiction; (ii) the contract is considered to be international by Brazilian courts; (iii) the clause of submission to an exclusive jurisdiction is not considered abusive by Brazilian courts and (iv) Brazilian courts do not have exclusive jurisdiction over any dispute arising therefrom. For the purposes of (b)(iv) of this paragraph, Brazilian courts have exclusive jurisdiction over matters involving real estate located in Brazil and the declaration of bankruptcy by a Brazilian individual or entity; and

(lviii) The Company has the power to submit, and pursuant to Section 18 of this Agreement has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the Specified Courts (as defined in Section 18), and has the power to designate, appoint and empower, and has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(b)(1) Each of the Selling Shareholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, the Power of Attorney and the Custody Agreement referred to below, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

(ii)	This Agreement has been duly authorized, executed and delivered on behalf of such Selling Shareholder;

(iii)

The sale of the Shares to be sold by such Selling Shareholder hereunder and the execution, delivery and performance by such Selling Shareholder of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Selling Shareholder Material Adverse Effect, (B) the charter, articles of association, constitution, certificate of incorporation or by-laws (or other applicable organizational document) of such Selling Shareholder if such Selling Shareholder is a corporation, the Partnership Agreement of such Selling Shareholder if such Selling Shareholder is a partnership or (C) under the laws of the jurisdiction of organization or formation of such Selling Shareholder or any Cayman Islands, Brazilian, U.S., or other law or statute applicable to such Selling Shareholder or any judgment, order, rule or regulation of any court, governmental, regulatory or arbitral agency, authority or body having jurisdiction over such Selling Shareholder or any property or assets of such Selling Shareholder, except, in the case of this clause (C), as would not, individually or in the aggregate, have a Selling Shareholder Material Adverse; and no consent, approval, authorization, order, registration or qualification of or with any such court, governmental, regulatory or arbitral agency, authority or body is required for the performance by such Selling Shareholder of its obligations under this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Shareholder of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement in connection with the Shares to be sold by such Selling Shareholder hereunder, except for the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required by FINRA and under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or as have already been obtained;

“Selling Shareholder Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting any of the ability of the relevant Selling Shareholder to perform its respective obligations under this Agreement, including the sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus.

(iv)

Such Selling Shareholder has, and immediately prior to each Time of Delivery (as defined in Section 4(a) hereof) such Selling Shareholder is, and will be as of each Time of Delivery, the record owner of the Shares to be sold by it hereunder, free and clear of all liens, encumbrances, equities or claims; and, assuming that each Underwriter acquires its interest in the Shares it has purchased from such Selling Shareholder without notice of any “adverse claim” within the meaning of Section 8-105 of the New York Uniform Commercial Code, and assuming that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Company’s register in accordance with its articles of association and applicable law and (y) DTC is registered as a “clearing corporation” within the meaning of Section 8-102 of the New York Uniform Commercial Code, upon delivery of such Shares and payment therefor pursuant hereto, each Underwriter that has purchased such Shares at such Time of Delivery will have acquired a “security entitlement” within the meaning of Section 8-102(a)(17) of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder hereunder at such Time of Delivery and no action based on an any “adverse claim” within the meaning of Section 8-105 of the New York Uniform Commercial Code may be asserted against such Underwriter with respect to such Shares;

(v)	On or prior to the date of the Pricing Prospectus, such Selling Shareholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex IV hereto;

(vi)

Such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares;

(vii)

To the extent that any statements or omissions made in the Registration Statement, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder pursuant to Items 9(D) and 7(A) of Form 20-F expressly for use therein, such Registration Statement and Pricing Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that it is agreed that the only such information furnished by such Selling Shareholder to the Company consists of (A) the legal name, address and the number of Shares owned by such Selling Shareholder before and after the offering, (B) the other information with respect to such Selling Shareholder (excluding percentages) that appear in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders” and (C) with respect to any Selling Shareholder that is an executive officer of the Company or a member of the Company’s board of directors, the biography of such Selling Shareholder set forth under the caption “Management” (with respect to each Selling Shareholder, the “Selling Shareholder Information”).;

(viii)

Other than the Registration Statement, the Pricing Prospectus and the Prospectus, such Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Section 5(d) Writing, other than the documents listed on Schedules III(a) and III(c) hereto;

(ix)

Each of this Agreement, the Power of Attorney and the Custody Agreement is in proper form for the enforcement thereof under the laws of each applicable jurisdiction of organization or formation of such Selling Shareholder, and to ensure the legality, validity, enforceability or admissibility into evidence in each such applicable jurisdiction of this Agreement, the Power of Attorney and the Custody Agreement, subject to any mandatory provisions of the law of such jurisdiction other than Brazil, and except that, for the purpose of enforcing and admitting this Agreement, the Power of Attorney or the Custody Agreement executed outside Brazil into evidence before the public agencies and courts in Brazil: (A)(i) the signatures of the parties executing this Agreement, the Power of Attorney and the Custody Agreement outside Brazil shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been legalized by a Brazilian Consulate; (ii) this Agreement, the Power of Attorney and the Custody Agreement shall have been translated into the Portuguese language by a sworn translator; and (iii) this Agreement, the Power of Attorney and the Custody Agreement shall have been registered with the appropriate Registry of Titles and Deeds in Brazil, together with its sworn translations; or (B) if the state in which this Agreement, the Power of Attorney or the Custody Agreement was executed is party to the Apostille Convention, (i) an authority designated by the state in which this Agreement, the Power of Attorney and the Custody Agreement is executed shall have issued an Apostille and (ii) the Apostille and this Agreement, the Power of Attorney and the Custody Agreement shall have been translated into the Portuguese language by a sworn translator;

(x)

In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(xi)

Book-entry security entitlements representing all of the Shares to be sold by such Selling Shareholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Shareholder to American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Shareholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(xii)

The Shares represented in book-entry form held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the

Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Shareholder hereunder; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;

(xiii)

Such Selling Shareholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement;

(xiv)

Such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(xv)

No stamp, documentary, issuance, registration transfer, withholding, capital gains, income, or other taxes or duties are payable by or on behalf of the Underwriters or the Selling Shareholders in the applicable jurisdiction of organization or formation of such Selling Shareholder or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, the Power of Attorney and the Custody Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein, except any Brazilian withholding tax payable on commissions due to the Underwriters and any stamp duties arising if the Agreement is executed in or brought into the Cayman Islands;

(xvi)

The courts of such Selling Shareholder’s jurisdiction of organization or formation, as applicable, would, subject to any mandatory provisions of the law of such jurisdiction other than Brazil and the Cayman Islands, recognize as a valid judgment and enforce any final monetary or non-monetary judgment obtained against such Selling Shareholder in the courts of the State of New York; provided that in the case of Brazil, such recognition would be provided by the Brazilian Superior Court of Justice if such judgment (i) fulfills all formalities required for its enforceability under the laws of the country where foreign judgment was granted; (ii) is issued by a court of competent jurisdiction after proper service of process was made (and, if the relevant party is located in Brazil, service of process has been made in accordance with Brazilian law) or after sufficient evidence of the party’s absence has been given (revelia), as required under applicable law; (iii) is final and not subject to appeal; (iv) is Apostilled by the appropriate authority of the state rendering such foreign judgment in accordance with the Apostille Convention, or is duly authenticated by the appropriate Brazilian consulate; (v) is translated into the Portuguese language by a sworn translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory; and (vi) is not contrary to Brazilian national sovereignty, public policy or public morality; provided further that, in the case of the Cayman Islands, the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained against such Selling Shareholder in the courts of the State of New York and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the rules of natural justice of the Cayman Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands;

(xvii)

None of the Selling Shareholder nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under U.S. federal, New York state, Cayman Islands law or under the laws of the jurisdiction of organization or formation of such Selling Shareholder. The irrevocable and unconditional waiver and agreement of such Selling Shareholder contained in Section 18 not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Cayman Islands and the laws of the jurisdiction of organization or formation of such Selling Shareholder;

(xviii)

The choice of law of the State of New York as the governing law of this Agreement, the Power of Attorney and the Custody Agreement which has been made in good faith is a valid choice of law under the laws of the jurisdiction of organization or formation of such Selling Shareholder and will be recognized and given effect by the courts of the laws of the jurisdiction of organization or formation of such Selling Shareholder, subject to any mandatory provisions of the law of such jurisdiction other than Brazil and the Cayman Islands, except for: (a) in the case of the Cayman Islands, those laws (i) which such court considers to be procedural in nature; (ii) which are revenue or penal laws; or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands; and (b), in the case of Brazil, the choice of law will only be honored provided that (i) the contractual language makes it clear that the New York courts have exclusive jurisdiction; (ii) the contract is considered to be international by Brazilian courts; (iii) the clause of submission to an exclusive jurisdiction is not considered abusive by Brazilian courts and (iv) Brazilian courts do not have exclusive jurisdiction over any dispute arising therefrom. For the purposes of (b)(iv) of this paragraph, Brazilian courts have exclusive jurisdiction over matters involving real estate located in Brazil and the declaration of bankruptcy by a Brazilian individual or entity; and

(xix)

Such Selling Shareholder has the power to submit, and pursuant to Section 18 has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 18), and has the power to designate, appoint and empower, and pursuant to Section 18 has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(2) In addition to the representations and warranties of the Selling Shareholders set forth in Section 1(b)(1) above, each of Cakubran Holdings Ltd., HR Holdings, LLC,VCK Investment Fund Ltd. SAC (each, a “Founder Selling Shareholder”), jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(i) Such Founder Selling Shareholder has reviewed the representations and warranties of the Company contained in Section 1(a) of this Agreement and such representations and warranties are true and correct;

(ii) The Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Section 5(d) Writing does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Section 5(d) Writing, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Shareholder Information (other than that related to the Founder Selling Shareholder making such representation); and

(iii) The Registration Statement, the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Shareholder Information (other than that related to the Founder Selling Shareholder making such representation).

2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per share of US$[●], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and the Company and the Selling Shareholders, as and to the extent indicated in Schedule II hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Shareholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to an aggregate of [●] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Shareholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholders shall be delivered by or on behalf of the Company and the Selling Shareholders to the Representatives, through the facilities of the Depository Trust Company

(“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on October [●], 2018 or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(p) hereof will be delivered at the offices of White & Case LLP, 1221 Avenue of the Americas, New York, NY 10020 (the “Closing Location”). A meeting will be held at the Closing Location at [●] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Registration Statement, Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus (or the Pricing Disclosure Package for the period of time before the Prospectus is available) as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) or the Pricing Disclosure Package, as applicable, is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or the Pricing Disclosure Package, as applicable, in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or the Pricing Disclosure Package, as applicable, or a supplement to the Prospectus or the Pricing Disclosure Package, as applicable, which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee share option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc., provided that (x) no public announcement of a confidential or non-public submission of a registration statement with the Commission shall be made and (y) the Company shall provide written notice to the Representatives at least two business days prior to any confidential or non-public submission. The restrictions contained in the preceding sentence shall not apply to (a) the Shares to be sold hereunder; (b) the issuance by the Company of Class A Common Shares upon the exercise of an option or warrant or under the Company’s long-term incentive plan described in the Registration Statement, the Pricing Prospectus and the Prospectus, provided that, for the avoidance of doubt, the recipient of such Class A Common Shares shall be bound by the terms of the letter or letters, substantially in the form of Annex [IV] hereto; (c) the issuance by the Company of Class A Common Shares upon the conversion of a security, described in the Registration Statement, the Pricing Prospectus, and the Prospectus, outstanding on the date hereof, provided that, for the avoidance of doubt, the recipient of such Class A Common Shares shall be bound by the terms of the letter or letters, substantially in the form of Annex [IV] hereto; (d) the Shares to be issued and sold pursuant the Private Placement, (e) the issuance by the Company of Shares in transactions described under “Summary—The Offering” in the Registration Statement, the Pricing Prospectus and the Prospectus or (f) any issuance by the Company of Class A Common Shares in connection with a merger, acquisition, joint venture or strategic participation entered into by the Company, provided that the aggregate number of Class A Common Shares issued or issuable under this clause (f) shall not exceed (i) 10% of the total number of Class A Common Shares issued and outstanding as of the date of such merger, acquisition, joint venture or strategic participation, as the case may be, and (ii) the recipient of such Class A Common Shares shall have executed and delivered to the Underwriters a letter or letters, substantially in the form of Annex [IV] hereto;

(ii) If Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc., in their sole discretion, agree to release or waive the restrictions in lock-up letters pursuant to Section 1(b)(1)(v) or Section 8(n) hereof, in each case for an officer or director of the Company, and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex III hereto through a major news service at least two business days before the effective date of the release or waiver;

(f) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g) During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission), unless, in each case, otherwise publicly available;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the Exchange;

(j) To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(m) To deliver to the Representatives, on the date of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of additional documentation necessary to comply with 31 CFR § 1010.230, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification;

(n) To promptly notify you if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Company Lock-Up Period referred to in Section 5(e)(1); and

(o) To pay, indemnify and hold the Underwriters harmless against any documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties imposed under the laws of the Cayman Islands, Brazil, the jurisdiction of incorporation or formation of any of the Selling Shareholders or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery and performance of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein;

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Shareholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or a Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(e) The Company represents and agrees that it will not release or waive the restrictions in that certain lock-up letter dated October 22, 2018 between the Company and Alipay without the prior written consent of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc.

7. (a) The Company and each of the Selling Shareholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Section 5(d) Writing, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Power of Attorney, the Custody Agreement and the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost and charges of any transfer agent or registrar (vii) all expenses of the Company (but not the Underwriters) in connection with any “road show” presentation to potential investors (including any expenses or costs associated with any chartered plane used in connection with any “road show” presentation to potential investors) and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section;

(b) Such Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Shareholder, and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder. It is understood, however, that the Company shall bear, and the Selling Shareholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make; and

(c) Such Selling Shareholder will deliver to the Representatives, on the date of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of additional documentation necessary to comply with 31 CFR § 1010.230, and such Selling Shareholder undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) White & Case LLP, U.S. counsel for the Underwriters, shall have furnished to you its written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Pinheiro Neto Advogados, Brazilian counsel for the Underwriters, shall have furnished to you its written opinion, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) Davis Polk & Wardwell LLP, U.S. counsel for the Company, shall have furnished to you its written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that is set forth in Annex II(a) hereto:

(e) Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian counsel for the Company, shall have furnished to you its written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex II(b) hereto;

(f) Harney Westwood & Riegels, Cayman Islands counsel for the Company, shall have furnished to you its written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex II(c) hereto;

(g) The respective counsel for each of the Selling Shareholders, as indicated in Schedule II hereto, each shall have furnished to you its written opinion with respect to each of the Selling Shareholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex II(d) hereto;

(h) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young Auditores Independentes S.S. shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I(a) hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(b) hereto and a form of the letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(c) hereto);

(i) On the date of the Prospectus at a time prior to the execution of this Agreement and also at each Time of Delivery, Marcelo Baldin, the Company’s Vice President of Finance, shall have furnished to you a certificate, dated the date of the Prospectus and such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Annex V hereto;

(j) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court, governmental, regulatory or arbitral action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(k) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or another nationally recognized exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange or another nationally recognized exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State, Cayman Islands or Brazilian authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States, the Cayman Islands or Brazil or the declaration by the United States, the Cayman Islands or Brazil of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, the Cayman Islands or Brazil or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(l) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(m) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each shareholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex IV hereto in form and substance satisfactory to you;

(n) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(o) The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (j) of this Section 8.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information.

(b) Each Selling Shareholder severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Section 5(d) Writing, in reliance upon and in conformity with Selling Shareholder Information furnished in writing to the Company by such Selling Shareholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the liability of each of the Selling Shareholders pursuant to this Section 9(b) and the indemnity and contribution clauses in Section 9(e) shall not exceed the net proceeds (after deducting underwriting discounts and commissions, but before deducting expenses) received by such Selling Shareholder from the sale of Shares by such Selling Shareholder pursuant to the transactions contemplated hereby (the “Selling Shareholder Proceeds”);

(c) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting”, and the information contained in the fifth, fourteenth and fifteenth paragraphs under the caption “Underwriting”.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided that in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the contribution by any Selling Shareholder pursuant to this subsection (e) shall not exceed, for each such Selling Shareholder, the Selling Shareholder Proceeds (reduced by any amounts such Selling Shareholder is obligated to pay under subsection (b) above). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Company or Selling Shareholder (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act or other affiliate of the Company or Selling Shareholder.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Shareholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any employee, officer or director of any Underwriter or any person who controls any Underwriter within the meaning of the Act , or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, the Company and each of the Selling Shareholders pro rata (based on the number of Shares to be sold by the Company and such Selling Shareholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly as the Representatives; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department (fax: +1 (212) 291-5175), (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179 (fax: +1 (212) 622-6358), Attention: Syndication Department and (iii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax: +1 (646) 291-1469); if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any shareholder that has delivered a lock-up letter described in Section 8(m) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such shareholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as you at (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room, (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Syndication Department and (iii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; and (iii). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any employee, officer or director of any Underwriter or any person who controls any Underwriter within the meaning of the Act, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and the Selling Shareholders severally and not jointly acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or any Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Shareholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Shareholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Shareholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement, any claim, controversy or dispute arising under or related thereto and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company and each Selling Shareholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement (each, a “Related Proceeding”) will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Shareholder agree to submit to the jurisdiction of, and to venue in, such courts (the “Specified Courts”). To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any Specified Court with respect to itself or its property, the Company and each Selling Shareholder irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. The Company and each Selling Shareholder hereby irrevocably appoint Cogency Global Inc., with offices at 10 E 40th Street, 10th Floor, New York, NY 10016 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company and each of the Selling Shareholders represent and warrant that such agent has agreed to act as agent of the Company or such Selling Shareholder, as applicable, for service of process, and the Company and such Selling Shareholder agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

19. The Company, each Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us information contained in the counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

StoneCo Ltd.

By:
Name:
Title:

Actis 4 PCC

Alexandre Brandao Lustosa

Alexandre Franco Neuding

Amanda Luz Santanna

American Steadfast, L.P.

Andre Galdino Da Silveira

Apoletto Limited

Arminio Fraga Neto

ARPEXCAPITAL I, LLC

Augusto Barbosa Estellita Lins

Bernardo Peregrino Piquet Goncalves

Breno Werneck Maximiano

Cachi Investment Fund Ltd.

Cakubran Holdings Ltd.

Carlos Alberto Bordini

Carlos Alberto Moura De Souza Barros Filho

Daniel Gutenberg

Daniela Mastrorocco

Daniela Zarzur Cury Bernardini

Danilo Kamiji

Democrat Invest LTD.

Discovery Global Focus Master Fund, Ltd

Discovery Global Opportunity Master Fund, Ltd.

Edna Fortunato Cardoso Macedo

Eduardo Augusto Jonssen

Eduardo Vicente Y Silva Dos Santos

Fabio Augusto Cantizani Barbosa

Fernanda Braga Dos Santos Teich

Filipe Michels Deschamps

Gabriel Schneider Bressani

GIF V LTD

GIF V Master F L.P.

GIF V Stone Ltd.

Hedosophia Alpha Limited

1

[Names of Selling Shareholders]

By:
Name:
Title:
As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule II to this Agreement.

2

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

Citigroup Global Markets Inc.

By:
Name:
Title:

On behalf of each of the Underwriters

3

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Itau BBA USA Securities, Inc.
Credit Suisse Securities (USA) LLC
Morgan Stanley & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Banco BTG Pactual S.A.—Cayman Branch

Total

4

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Company.
The Selling Shareholder(s):
[●]

Total

5

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

Electronic Roadshow and Video dated October 17, 2018

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is US$[●].

The number of Shares purchased by the Underwriters is [●].

(c)	Section 5(d) Writings

[●]

8

SCHEDULE IV

Name of Director, Officer or Shareholder
[●]

9

ANNEX I(a)

FORM OF COMFORT LETTER

13

ANNEX I(b)

COPY OF COMFORT LETTER DELIVERED

PRIOR TO EXECUTION OF THIS AGREEMENT

14

ANNEX I(c)

FORM OF COMFORT LETTER TO BE DELIVERED

AT EACH TIME OF DELIVERY

15

ANNEX II(a)

FORM OF OPINION OF

U.S. COUNSEL FOR THE COMPANY

16

ANNEX II(b)

FORM OF OPINION OF

BRAZILIAN COUNSEL FOR THE COMPANY

17

ANNEX II(c)

FORM OF OPINION OF

CAYMAN ISLANDS COUNSEL FOR THE COMPANY

18

ANNEX II(d)

FORM OF OPINION OF

COUNSEL FOR THE SELLING SHAREHOLDERS

19

ANNEX III

FORM OF PRESS RELEASE

StoneCo Ltd.

[Date]

StoneCo Ltd. (the “Company”) announced today that [Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc.], as representative[s] in the recent public sale of the Company’s Class A common shares, is [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s common shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on                 , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

20

ANNEX IV

FORM OF LOCK-UP AGREEMENT

[Date]

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As representatives (the “Representatives”) of the several Underwriters named in Schedule I to the Underwriting Agreement referred to below

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Re: StoneCo Ltd. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as Representatives, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I thereto (collectively, the “Underwriters”), with StoneCo Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), and the Selling Shareholders named in Schedule II to such agreement, providing for the initial public offering (the “Initial Public Offering”) of Class A common shares, par value US$0.000079365 per share, of the Company pursuant to a Registration Statement on Form F-1 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Class A common shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus used to sell the Class A common shares (the “Shareholder Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of the shares of any class of the Company’s share capital (the “Company

21

Shares”), or any options or warrants to purchase any Company Shares, or any securities convertible into, exchangeable for or that represent the right to receive Company Shares, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Company Shares”). The foregoing restrictions shall not apply to any Company Shares sold to the Underwriters in the Initial Public Offering pursuant to the Underwriting Agreement. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably would be expected to lead to or result in a sale or disposition of the Undersigned’s Company Shares even if such Company Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Company Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Company Shares.

If the undersigned is an officer or director of the Company, (1) the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Company Shares the undersigned may purchase in the offering, (2) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Company Shares, the Representatives will notify the Company of the impending release or waiver, and (3) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and provided that the undersigned is not required to and does not voluntarily effect any public filing or report regarding such transfers, the undersigned may transfer the Undersigned’s Company Shares:

(i)	as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(ii)

to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)

if such transfer occurs by reason of a will or under the laws of descent, or pursuant to statutes governing the effects of a qualified domestic order or divorce settlement, provided that the transferee agrees to be bound in writing by the restrictions set forth herein;

22

(iv)	in transactions relating to Company Shares or other securities acquired in the Initial Public Offering or in open market transactions after the completion of the Initial Public Offering;

(v)

after the consummation of the Initial Public Offering, pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s share capital involving a change of control of the Company that has been approved by the Company’s board of directors, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Company Shares shall remain subject to the provisions of this Lock-Up Agreement, and provided further that “change of control” as used herein, shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of more than 90% of total voting power of the voting stock of the Company;

(vi)

as transfers to the Company (1) pursuant to the exercise, in each case on a “net exercise” basis, of any option to purchase Company Shares granted by the Company pursuant to any employee benefit plans or arrangements described in or filed as an exhibit to the registration statement with respect to the Initial Public Offering, where any Company Shares received by the undersigned upon any such exercise will be subject to the terms of this Lock-Up Agreement solely in the case of an option that would otherwise expire during the Shareholder Lock-Up Period, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Company Shares pursuant to clause (vi)(1) or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements described in or filed as an exhibit to the registration statement with respect to the Initial Public Offering, in each case on a “net exercise” basis, where any Company Shares received by the undersigned upon any such exercise or vesting will be subject to the terms of this Lock-Up Agreement;

(vii)

as transfers pursuant to an order of a court or regulatory agency (for purposes of this Lock-Up Agreement, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body, and any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction); or

(viii)	with the prior written consent of the Representatives on behalf of the Underwriters.

In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, such entity may transfer the Undersigned’s Company Shares (i) to another corporation, partnership, limited liability company, trust (or the beneficiary of such trust in case the undersigned is a trust) or other business entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned (including without limitation, if the undersigned is a fund, to funds or other entities under common management or control), and (ii) as a distribution to partners, members, shareholders or holders of similar equity interests in the

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undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Company Shares subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Company Shares except in accordance with this Lock-Up Agreement, and (1) any such transfer shall not involve a disposition for value and (2) the undersigned is not required to and does not voluntarily effect any public filing or report regarding such transfers.

In the event that, during the Lock-Up Period, the Representatives release or waive any prohibition set forth in this Lock-Up Agreement on the transfer of Company Shares held by any Significant Holder (as defined below), the same percentage of the total number of outstanding Company Shares held by the undersigned as the percentage of the total number of outstanding Company Shares held by such Significant Holder that are the subject of such waiver shall be immediately and fully released on the same terms from the applicable prohibition(s) set forth herein. For the purposes of the foregoing, a “Significant Holder” shall mean any person or entity that beneficially owns 5% or more of the total outstanding Company Shares. Notwithstanding the foregoing, the provisions of this paragraph will not apply (1) if the release or waiver is effected solely to permit a transfer not involving a disposition for value, (2) if the transferee agrees in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of transfer, (3) in the case of any primary and/or secondary underwritten public offering of Company Shares, (4) if the release or waiver is granted to any individual party by the Representatives in an amount, individually or in the aggregate, less than or equal to 1% of the total number of outstanding Company Shares, or (5) if the release or waiver is granted due to circumstances of an emergency or hardship as determined by the Representatives in their sole judgment. The Representatives shall use commercially reasonable efforts to promptly notify the Company of each such release (provided that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters). The undersigned further acknowledges that the Representatives are under no obligation to inquire into whether, or to ensure that, the Company notifies the undersigned of the delivery by the Representatives of any such notice, which is a matter between the undersigned and the Company.

The undersigned now has, and, except in the case of permitted transfers as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Company Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Company Shares except in compliance with the foregoing restrictions.

In addition, notwithstanding the foregoing, this Lock-Up Agreement shall not restrict the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Company Shares, provided that (i) such plan does not provide for the transfer of Company Shares during the Shareholder Lock-up Period and (ii) neither the Company nor the undersigned shall effect any public filing or report regarding the establishment of the trading plan.

This Lock-Up Agreement shall automatically terminate, and the undersigned will be released from all obligations hereunder, upon the earliest to occur, if any, of (a) the date on which the Company advises, or the Representatives on behalf of the Underwriters advise, the other party(ies) in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Initial Public Offering, (b) termination of the Underwriting Agreement before the closing of the Offering or (c) December 31, 2018, in the event that the Underwriting Agreement has not been executed by such date.

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The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York.

[Signature Page Follows]

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Very truly yours,
Exact Name of Shareholder
Authorized Signature
Title

ANNEX V

FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER